Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACT:
Michael D. Mulholland
Vice President-Financial Planning, Corporate Development and Investor Relations
1.800.2GEVITY (1.800.243.8489), x3007
mike.mulholland@gevity.com
GEVITY ANNOUNCES DATE FOR SPECIAL MEETING OF SHAREHOLDERS
BRADENTON, FL, April 15, 2009 — Gevity (NASDAQ: GVHR), a leading professional employer organization (PEO) that provides HR services to businesses nationwide, today announced that it has received clearance on certain regulatory requirements required to consummate the proposed merger with TriNet Group, Inc. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act has expired without a request for additional information from the U.S. Federal Trade Commission. In addition, the State of Florida licensing authority has approved Gevity’s change in ownership application and the State of Arkansas licensing authority has granted preliminary approval, subject to certain supplemental filings. The merger is expected to close in late May 2009 and remains subject to approval by Gevity’s shareholders, as well as the satisfaction or waiver of other closing conditions.
Special Meeting of Shareholders
All shareholders of record as of April 13, 2009 will be invited to attend the Special Meeting of Shareholders on May 20, 2009 at 10:00 am local time, at Gevity’s Corporate Office, to consider and vote on the proposed merger with TriNet Group, Inc. The merger proxy statement is expected to be mailed to shareholders on or about April 18, 2009.
About Gevity
As a leading provider of HR solutions, Gevity helps small businesses nationwide maximize performance through its world-class HR expertise and services — including payroll, benefits, administrative processing, risk management, policies and procedures, new hire support, performance management, and employee development and retention. For more information, visit gevity.com.
A copy of this press release is also available online at gevity.com > newsroom & events.
Additional Information and Where to Find it
In connection with the proposed merger and required shareholder approval, Gevity has filed a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”). INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT GEVITY AND THE MERGER. Investors and security holders may obtain free copies of these documents and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, the documents filed by Gevity with the SEC may be obtained free of charge
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by contacting Gevity at Gevity HR, Inc., Attn: Investor Relations, 9000 Town Center Parkway, Bradenton, Florida 34202, telephone: 1-800-243-8489, extension 4034. Our filings with the SEC are also available on our website at gevity.com.
Participants in the Solicitation
Gevity and its officers and directors may be deemed to be participants in the solicitation of proxies from Gevity’s shareholders with respect to the merger. Information about Gevity’s officers and directors and their ownership of Gevity’s common shares is set forth in the proxy statement for Gevity’s 2009 Special Meeting of Shareholders, which was filed with the SEC on April 15, 2009. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Gevity and its respective officers and directors in the merger by reading the preliminary and definitive proxy statements regarding the merger, which have been filed with the SEC.
Pursuant to the Private Securities Litigation Reform Act of 1995, the Company is hereby providing cautionary statements to identify important factors that could cause the Company’s actual results to differ materially from forward-looking statements contained in, or implied by, this news release. Forward-looking statements are those that express expectations, beliefs, plans, objectives, assumptions or future events or performance that are not historical facts. Such statements are often expressed through the use of words or phrases such as “will result,” “are expected to,” “anticipated,” “plans,” “intends,” “will continue,” “estimated,” “projection,” “preliminary,” “forecast” and similar expressions. The results or events contemplated by forward-looking statements are affected by known and unknown risks that may cause the actual results of the Company to differ materially from any future results expressed or implied by such forward-looking statements. Many of these risks are beyond the ability of the Company to control or to predict, such as risks relating to the following: to the Company’s guidance, including the challenges to achieve its growth strategy, the completion of the merger, obtaining new client employees, while passing on increased pricing for its services, including professional service fees, retaining clients through annual benefit enrollment, the Company’s dependence on technology services, the adequacy of the Company’s insurance-related loss reserves, the availability of insurance coverage for workers’ compensation and medical benefits, damage due to hurricanes and other natural disasters, risks inherent in the Company’s acquisition strategy and its ability to successfully assimilate acquired entities, the Company’s dependence on third-party technology licenses, the Company’s dependence on key personnel, qualified service consultants and sales associates, fluctuations in the Company’s quarterly results, variability in health insurance claims, state unemployment tax rates and workers’ compensation rates, liabilities resulting from the Company’s co-employment relationship with its clients, credit risks associated with the Company’s large clients, short- termination provisions in the Company’s professional services agreements, financial related concerns at clients which result in fewer employees or a termination of the relationship, the Company’s geographic market concentration, collateral requirements of the Company’s insurance programs, the ability of AIG, parent company of AIG Commercial Insurance, to continue as a going concern, regulatory compliance, the ultimate impact of the current economic environment, the liquidity of the financial markets, Internet and related data security risks, potential liabilities as a consequence of potentially being deemed an “employer” under ERISA and other tax regulations as well as other civil liabilities, challenges to expansion due to varying state regulatory requirements and competition and the pending merger transaction with TriNet Group, Inc. These and other factors are described in the Company’s filings with the Securities and Exchange Commission, including under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which such statement is made and the reader should not place undue reliance on any forward-looking statement. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.
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